TF FINANCIAL
CORPORATION

November 2013

Dear Shareholder:

Enclosed is our latest earnings release, including results for the third quarter of 2013.  As noted in the release, our Company produced net income of $1,966,000 ($0.64 per diluted share) during the quarter, up a solid 33.5% over the third quarter a year ago and a 9.2% increase over the second quarter of this year. We continued to increase profits in a less than ideal interest rate environment that has exerted sustained downward pressure on margins, especially for community banks in our size range.

In spite of the challenging banking environment, we remain proactive in looking for new ways to grow our Company and to add value for shareholders – accordingly, we closed on our acquisition of Roebling Financial Corp, Inc. (“Roebling”) in early July.  Then, throughout the third quarter our merger integration team worked diligently to convert Roebling’s former operating systems and customer accounts to 3rd Fed Bank’s platform. That complex process, along with the changeover in branch signage, was completed during the third quarter.  We are excited about the expansion of our footprint geographically into areas contiguous to our pre-existing market area and the immediate addition of hundreds of new customers in areas where we previously had no market penetration.  We believe Roebling was attractively priced at less than its book value, and we intend to make the most of this opportunity.

We also continued to be proactive in working out and disposing of problem assets (excluding those acquired in the Roebling transaction) in an effort to reduce total nonperforming loans and real estate owned to pre-recession levels. Our asset resolution team continues to leverage its experience over the past few years to work diligently to identify and address problem assets in the portfolio acquired in the Roebling transaction. Further, during the quarter we disposed of about 15 other bank-owned residential properties.

In late July, we resumed stock repurchases under previously announced stock repurchase plans which had not been fully completed. The stock buyback covered up to 101,957 shares, or approximately 3.2% of the Company's outstanding shares of common stock. As of September 30, 2013, 2,605 shares had been repurchased. Capital remains strong with Tier 1 Leverage and Total Risk-Based ratios of 10.21% and 17.64%, respectively, at quarter-end. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

On behalf of your Board of Directors, our management team and all of our loyal employees, we appreciate your continued support.

Sincerely,

Kent C. Lufkin
President/CEO

3 PENNS TRAIL      NEWTOWN, PA 18940      215-579-4000

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of TF Financial Corporation. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about reducing total nonperforming loans and real estate owned to pre-recession levels, realizing anticipated benefits as a result of our acquisition of Roebling Financial Corp, Inc. and its subsidiary Roebling Bank, identifying and addressing problem assets in the portfolio acquired in the Roebling transaction and repurchasing shares of our stock. Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will be able to reduce total nonperforming loans and real estate owned to pre-recession levels, realize anticipated benefits as a result of our acquisition of Roebling Financial Corp, Inc. and its subsidiary Roebling Bank, sufficiently identify and address problem assets in the portfolio acquired in the Roebling transaction or repurchase shares of our stock. We caution that such statements are subject to a number of uncertainties, including those detailed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in TF Financial Corporation’s Form 10-K for the fiscal year ended December 31, 2012, its Form 10- Qs for the quarters ended March 31, 2013 and June 30, 2013, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. Therefore, readers should not place undue reliance on any forward-looking statements. TF Financial Corporation does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

News Release

October 24, 2013	Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE	(215) 579-4000

TF Financial Corporation Reports Third Quarter 2013 Results and Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (NASDAQ – THRD) today reported net income of $1,966,000 ($0.64 per diluted share) for the third quarter of 2013, a 33.5% increase over the $1,473,000 ($0.54 per diluted share) reported for the third quarter of 2012. In addition, net income increased 9.2% when compared with net income of $1,800,000 reported for the second quarter of 2013.

Net income for the nine-month period ended September 30, 2013 was $4,989,000 ($1.75 per diluted share) a 28.7% increase when compared with $3,877,000 ($1.42 per diluted share) reported for the first nine months of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.10 per share, payable November 15, 2013 to shareholders of record on November 8, 2013.

“We are pleased to have closed our acquisition of Roebling Financial Corp, Inc. (“Roebling”) in early July. Throughout the third quarter our merger integration team worked diligently to convert the Roebling’s former operating systems and customer accounts to 3rd Fed Bank’s platform. That complex process, along with the changeover in branch signage, was successfully completed during the third quarter. We believe that this strategic expansion of our franchise will help us to create value for our shareholders over time,” said Kent C. Lufkin, President and Chief Executive Officer. “Also during the quarter, we continued to focus intensively on asset quality, working to reduce total nonperforming loans (excluding those acquired via the Roebling transaction) and real estate owned to pre-recession levels. Economic conditions are gradually improving across our footprint and accordingly we have added several new business development and commercial lending personnel to help grow our share of that business.”

Results for the third quarter included:

•
On July 2, 2013 the Company completed the acquisition of Roebling and its wholly owned subsidiary, Roebling Bank. The Company issued 306,873 shares of its common stock and paid $7.3 million in cash for Roebling, and acquired approximately $148.5 million in total assets, $102.7 million in loans receivable, and $127.3 million in total deposits contained in Roebling’s five branches. On September 28, 2013 the Company completed the computer systems and other operations integration of the former Roebling Bank offices into 3rd Fed Bank. The significant non-recurring impacts on the Company’s third quarter 2013 operating results were a purchase accounting gain, both before and after tax, of $1.2 million and conversion costs, before tax, of $1.4 million. Much of the remaining operating results comparisons described below are driven by the inclusion of Roebling beginning on July 3, 2013.

•	Net interest income was $6,885,000 compared with $5,806,000 for the second quarter of 2013. The Company’s net interest margin was 3.53% compared with 3.59% during the second quarter of 2013.
•
Asset quality showed improvement, with total non-performing assets at 1.52% of total assets at September 30, 2013, which is down from 1.70% at June 30, 2013. Non-performing loans were $6.9 million at quarter-end compared with $6.0 million at June 30, 2013 due to the inclusion in the third quarter of non-performing loans obtained in the Roebling acquisition. Foreclosed property was $5.8 million at September 30, 2013 compared with $6.2 million at June 30, 2013.

•
There was no provision for loan losses and net charge-offs were $225,000 during the third quarter of 2013. The Company’s allowance for loan losses was $6,691,000 or 97.2% of non-performing loans at quarter end.

•
Total loans were $623.0 million at September 30, 2013 compared with $531.5 million at June 30, 2013. Total deposits were $681.8 million, compared with $571.4 million at June 30, 2013. Checking, savings, and money market accounts totaled $488.5 million or 71.6% of total deposits at September 30, 2013, compared with $406.1 million or 71.1% of total deposits at June 30, 2013.

•
Capital ratios were minimally impacted by the Roebling acquisition. Book value per share and tangible book value per share were $29.48 and $27.94, respectively, at September 30, 2013, compared with $29.36 and $27.84, respectively, at June 30, 2013. Regulatory capital comprised Tier 1 Leverage and Total Risk-Based ratios of 10.21% and 17.64%, respectively, at September 30, 2013, compared with 10.74% and 18.77%, respectively, at June 30, 2013. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

About TF Financial Corporation

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey, and with the acquisition of Roebling Bank on July 2, 2013, also operates five additional full service branches in Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, 3rd Fed Bank’s website can be found at www.3rdfedbank.com.

Forward Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the possibility that any remaining integration of Roebling’s business and operations with those of 3rd Fed Bank may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the existing business of the Company, the challenges of integrating and retaining key employees, our ability to reduce total nonperforming loans and real estate owned, as well as factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.